Execution Copy



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                          REGISTRATION RIGHTS AGREEMENT

                          Dated as of December 21, 1998

                                  by and among

                         GOLDEN NORTHWEST ALUMINUM, INC.

                            the SUBSIDIARY GUARANTORS
                             party to this Agreement

                                       and

                       BANCBOSTON ROBERTSON STEPHENS INC.

                                       and

                             LIBRA INVESTMENTS, INC.



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
                          REGISTRATION RIGHTS AGREEMENT

          This Registration Rights Agreement (this "Agreement") is made and entered into as of December 21, 1998 by and among Golden Northwest Aluminum, Inc., an Oregon corporation (the "Company"), the Subsidiary Guarantors (as defined in this Agreement) and BancBoston Robertson Stephens Inc. and Libra Investments, Inc. (the "Initial Purchasers").

          This Agreement is made pursuant to the Purchase Agreement, dated December 14, 1998 (the "Purchase Agreement"), by and among the Company, the Initial Purchasers and the Subsidiary Guarantors which provides for the sale by the Company to the Initial Purchasers of an aggregate of $150 million in principal amount of the Company's 12% First Mortgage Notes due 2006 (the "First Mortgage Notes"). In order to induce the Initial Purchasers to purchase the First Mortgage Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers as set forth in Section 9 of the Purchase Agreement.

          In consideration of the foregoing, the parties to this Agreement agree as follows:

Section 1. DEFINITIONS

          As used in this Agreement, the following capitalized terms shall have the following meanings:

          Act: The Securities Act of 1933, as amended.

          Affiliate: An Affiliate of the Company is any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

          Broker-Dealer: Any broker or dealer registered under the Exchange Act.

          Closing Date: The date of the closing of the sale of the First Mortgage Notes pursuant to the Purchase Agreement.

          Commission: The Securities and Exchange Commission.

          Consummate: A Registered Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Notes and the guarantees of the Subsidiary Guarantors to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) of this Agreement, and (iii) the delivery by the Company to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of First Mortgage Notes that were tendered by Holders of First Mortgage Notes pursuant to the Exchange Offer.

          Exchange Act: The Securities Exchange Act of 1934, as amended.

          Exchange Notes: The Company's 12% First Mortgage Notes due 2006 to be issued pursuant to the Indenture in the Exchange Offer.

          Exchange Offer: The registration by the Company under the Act of the Exchange Notes and the guarantees of the Subsidiary Guarantors pursuant to a Registration Statement pursuant to which the Company offers the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

          Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

          Exempt Resales: The transactions in which the Initial Purchasers proposes to sell the First Mortgage Notes to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act, to a limited number of Institutional Accredited Investors as defined in Rule 501(a)(1), (2), (3) or
(7) under the Act and to non-U.S. persons pursuant to Regulation S under the Act.

          Holders: As defined in Section 2(b) of this Agreement.

          Indemnified Holder: As defined in Section 8(a) of this Agreement.

          Initial Purchasers: As defined in the preamble to this Agreement.

          Indenture: The Indenture, dated as of December 21, 1998, among the Company, US Trust Company, National Association, as trustee (the "Trustee"), and the Subsidiary Guarantors, pursuant to which the Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with its terms.

          Interest Payment Date: As defined in the Indenture and the Notes.

          NASD: National Association of Securities Dealers, Inc.

          Notes: The First Mortgage Notes and the Exchange Notes.

          Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision of a government or agency.

          Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

          Record Holder: With respect to any additional interest payable pursuant to Section 5 relating to Notes, each Person who is a Holder of Notes on the record date with respect to the Interest Payment Date on which such additional interest is payable.

          Registration Default: As defined in Section 5 of this Agreement.

          Registration Statement: Any registration statement of the Company relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or
(b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included in any such Registration

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
Statement, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

          Shelf Registration Statement: As defined in Section 4 of this
Agreement.

          Subsidiary Guarantors: Those entities listed on Exhibit A to this Agreement and by this reference incorporated in this Agreement.

          TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

          Transfer Restricted Securities: Each First Mortgage Note, until the earliest to occur of (a) the date on which such First Mortgage Note is exchanged in the Exchange Offer for an Exchange Note which is entitled to be resold to the public by the Holder of such Exchange Note without complying with the prospectus delivery requirements of the Act, (b) the date on which such First Mortgage Note has been effectively registered under the Act and has been disposed of in accordance with a Shelf Registration Statement and (c) the date on which such First Mortgage Note is distributed to the public pursuant to Rule 144 under the Act and each Exchange Note until the date on which such Exchange Note is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained in the Exchange Offer Registration Statement).

          Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

Section 2. SECURITIES SUBJECT TO THIS AGREEMENT

          (a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

          (b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities.

Section 3. REGISTERED EXCHANGE OFFER

          (a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy, the Company and the Subsidiary Guarantors shall (i) cause to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 60 days after the Closing Date, a Registration Statement under the Act relating to the Exchange Notes and the Exchange Offer, (ii) use their best efforts to cause such Registration Statement to become effective at the earliest possible time, but in no event later than 120 days after the Closing Date, (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, file a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Registration Statement, commence and Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the

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
Exchange Notes to be offered in exchange for the Transfer Restricted Securities and to permit resales of Notes held by Broker-Dealers as contemplated by Section 3(c) below.

          (b) The Company and the Subsidiary Guarantors shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 business days after the date notice of the Registered Exchange Offer is mailed to the Holders. The Company and the Subsidiary Guarantors shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Notes shall be included in the Exchange Offer Registration Statement. The Company and the Subsidiary Guarantors shall use their best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 150 days after the Closing Date.

          (c) The Company and the Subsidiary Guarantors shall indicate in a "Plan of Distribution" section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds First Mortgage Notes that were acquired for its own account as a result of market-making activities or other trading activities (other than First Mortgage Notes acquired directly from the Company or any Affiliate of the Company) may exchange such First Mortgage Notes pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with any resales of the Exchange Notes received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus forming a part of the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Notes held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

          The Company and the Subsidiary Guarantors shall use their best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for resales of Notes acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which each such Broker-Dealer is no longer required to deliver a prospectus in connection with such resales.

          The Company and the Subsidiary Guarantors shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180 day period (or such shorter period as provided in the immediately preceding sentence) in order to facilitate such resales.

Section 4. SHELF REGISTRATION

          (a) Shelf Registration. If (i) the Company and the Subsidiary Guarantors are not required to file an Exchange Offer Registration Statement or to consummate the Exchange Offer because

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
the Exchange Offer is not permitted by applicable law or Commission policy, (ii) the Exchange Offer is not Consummated within 150 days after the Closing Date, or
(iii) any Holder of Transfer Restricted Securities notifies the Company within 20 business days after the Consummation of the Exchange Offer (A) that such Holder was prohibited by applicable law or Commission policy from participating in the Exchange Offer, (B) that such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or
(C) that such Holder is a Broker-Dealer and holds First Mortgage Notes acquired directly from the Company or one of its Affiliates, then the Company and the Subsidiary Guarantors shall, at their cost

               (x) as promptly as practicable, but no later than 60 days after the earliest to occur of: (A) the date on which the Company notifies the Initial Purchasers that the condition specified in clause (i) above is satisfied, (B) the failure of the Company and the Subsidiary Guarantors to consummate the Exchange Offer within the time period specified above, or
     (C) the receipt by the Company of any notice specified above, cause to be filed a shelf registration statement pursuant to Rule 415 under the Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration Statement"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) of the Agreement; and

               (y) as promptly as practicable, but no later than 120 days after the earliest to occur of the events specified in (A), (B) and (C) in the immediately preceding paragraph (x), use their best efforts to cause such Shelf Registration Statement to be declared effective by the Commission.

The Company and the Subsidiary Guarantors shall use their best efforts to keep such Shelf Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(b) and
(c) of this Agreement to the extent necessary to ensure that it is available for resales of Transfer Restricted Securities by the Holders entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of two years (as extended pursuant to Section 6) after the effectiveness of the Shelf Registration Statement, or such shorter period as will terminate when all Transfer Restricted Securities covered by the Shelf Registration Statement have been sold pursuant thereto; provided, however, that during any consecutive 365 day period, the Company may suspend the effectiveness of a Shelf Registration Statement, in the event that, and for up to two periods of up to 45 consecutive days, but no more than an aggregate of 60 days during any 365 day period if,
(a)(i) an event occurs and is continuing as a result of which the Shelf Registration Statement would, in the Company's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading and (ii) if the Company determines in good faith that the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of the Company or (b) the disclosure otherwise relates to a pending material business transaction which has not yet been publicly disclosed.

          (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement, pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request for such information, such information as the Company may reasonably request for use in connection with any

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
Shelf Registration Statement or Prospectus or preliminary Prospectus included in such Shelf Registration Statement. No Holder of Transfer Restricted Securities shall be entitled to additional interest pursuant to Section 5 of this Agreement unless and until such Holder shall have used its best efforts to provide all such reasonably requested information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

Section 5. ADDITIONAL INTEREST

          If (a) within 60 days after the Closing Date, the Exchange Offer Registration Statement has not been filed with the Commission; (b) within 120 days after the Closing Date, the Exchange Offer Registration Statement has not been declared effective; (c) within 150 days after the Closing Date, the Registered Exchange Offer has not been Consummated; (d) a Shelf Registration Statement is required to be filed and is not filed within the time specified for such filing in this Agreement or is not declared effective within the time specified for such effectiveness in this Agreement; or (e) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or fails to be usable for its intended purpose during the period specified in this Agreement that such Registration Statement is to be kept continuously effective, without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses
(a) through (d), a "Registration Default"), the interest rate borne by the Transfer Restricted Securities shall be increased by one quarter of one percent per annum for the first 90 day period after the first such Registration Default. The interest rate borne by such Transfer Restricted Securities (as so increased) shall be increased by an additional one quarter of one percent per annum for each subsequent 90-day period that such additional interest continues to accrue under any circumstance; provided, however, that the aggregate increase in such interest rate pursuant to this Section 5 shall not exceed one percent per annum. The additional interest due shall be payable on each interest payment date to the record Holder of Transfer Restricted Securities entitled to receive the interest payment to be paid on such date as set forth in the Indenture. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the accrual of additional interest with respect to such Transfer Restricted Securities will cease and the interest rate will revert to its original rate.

          All obligations of the Company and the Subsidiary Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

Section 6. REGISTRATION PROCEDURES

          (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and the Subsidiary Guarantors shall comply with all of the provisions of Section 6(c) below, shall use their best efforts to effect such exchange and to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (including compliance with the conditions to the no-action position taken by the Commission staff in the letters referenced in this Section 6(a)). As a condition to its participation in the Exchange Offer, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that

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(A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business. As a condition to its participation in the Exchange Offer, each Holder using the Exchange Offer to participate in a distribution of the Exchange Notes shall acknowledge and agree (which acknowledgment and agreement may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) that, if the resales are of Exchange Notes obtained by such Holder in exchange for First Mortgage Notes acquired directly from the Company or an Affiliate of the Company, then (1) it could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13,
1988) and Morgan Stanley and Co., Inc. (available June 5, 1991), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters, and (2) it must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

          (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company and the Subsidiary Guarantors shall comply with all of the provisions of Section 6(c) below and shall use their best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution of the Transfer Restricted Securities, and pursuant thereto the Company will as expeditiously as possible prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution of the Transfer Restricted Securities.

          (c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement, the Company and the Subsidiary Guarantors shall:

               (i) use their best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements (including, if required by the Act or any regulation under the Act, financial statements of the Subsidiary Guarantors) for the period specified in Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained in such Registration Statement (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Subsidiary Guarantors shall file promptly an appropriate amendment or supplement to such Registration Statement or Prospectus, or any document incorporated by reference in such documents, or file any other required document, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or
     (B), use their best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus become usable for their intended purpose(s) as soon as practicable thereafter;

               (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 of this Agreement, as applicable, cause the Prospectus to be supplemented by any required Prospectus supplement, and

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
     as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with the applicable provisions of Rules 424, 430A and 462 under the Act, as applicable, in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers of such securities set forth in such Registration Statement or supplement to the Prospectus;

               (iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment to such Registration Statement, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement to such documents, or any document incorporated by reference in such documents untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements in such documents not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Subsidiary Guarantors shall use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

               (iv) furnish to each of the selling Holders and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included in such Registration Statement or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders and underwriter(s), if any, for a period of at least five business days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which a selling Holder of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object within five business days after the receipt thereof. A selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission or otherwise fails to comply with the applicable requirements of the Act;

               (v) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the selling Holders and to the underwriter(s), if any, make the Company's and Subsidiary Guarantors' representatives available for discussion of such document and other customary due

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
     diligence matters, and include such information in such document prior to the filing of such document as such selling Holders or underwriter(s), if any, may reasonably request;

               (vi) make available at reasonable times during normal business hours for inspection by the selling Holders, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by such selling Holders or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company and the Subsidiary Guarantors and cause the Company's and the Subsidiary Guarantors' officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement subsequent to the filing of such Registration Statement and prior to its effectiveness;

               (vii) if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

               (viii) cause the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Notes covered by such Registration Statement or the underwriter(s), if any;

               (ix) furnish to each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment to such Registration Statement, including all documents incorporated by reference in such Registration Statement and all exhibits (including exhibits incorporated in such Registration Statement by reference);

               (x) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company and the Subsidiary Guarantors hereby consent to the use of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus (including each preliminary Prospectus) or any amendment or supplement thereto:

               (xi) enter into such agreements (including an underwriting agreement), and make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be

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
     reasonably requested by the Initial Purchasers or by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company and the Subsidiary Guarantors shall;

                    (A) furnish to the Initial Purchasers, each selling Holder and each underwriter, if any, in such substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the Consummation of the Exchange Offer and, if applicable, the effectiveness of the Shelf Registration Statement:

                         (1) a certificate, dated the date of Consummation of
               the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, signed by (y) the President or any Vice President and (z) a principal financial or accounting officer of each of the Company and the Subsidiary Guarantors, confirming, as of the date of such certificate, the matters set forth in Sections 9(a), (b) and (c) of the Purchase Agreement and such other matters as such parties may reasonably request;

                         (2) an opinion, dated the date of Consummation of the
               Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company and the Subsidiary Guarantors, covering the matters set forth in Section 9(e) of the Purchase Agreement and such other matter as such parties may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and the Subsidiary Guarantors, representatives of the independent public accountants for the Company and the Subsidiary Guarantors, the Initial Purchasers' representatives and the Initial Purchasers' counsel in connection with the preparation of such Registration Statement and the related Prospectus and have considered the matters required to be stated in such documents and the statements contained in such documents, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to the extent such counsel deems appropriate upon facts provided to such counsel by officers and other representatives of the Company and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment to such Registration Statement became effective, and, in the case of the Exchange Offer Registration Statement, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact required to be stated in such documents or necessary to make the statements in such documents not misleading, or that the Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of Consummation of the Exchange Offer, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements in such documents, in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

                         (3) upon the request of any Holder (and at the expense
               of the requesting Holder unless the requesting Holder is an Initial Purchaser) or, in the case of any Underwritten Registration or Underwritten Offering, any underwriter, a customary comfort letter or agreed upon procedures letter, as applicable under the Statement on Auditing Standards No. 72 issued by the American Institute of Certified Public Accountants, Inc., dated as of the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters by underwriters in connection with primary underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to
               Section 9(g) of the Purchase Agreement;

                    (B) set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 below with respect to all parties to be indemnified pursuant to such Section; and

                    (C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause (xi), if any.

          If at any time the representations and warranties of the Company and the Subsidiary Guarantors contemplated in clause (A)(1) above cease to be true and correct, the Company or the Subsidiary Guarantors shall so advise the Initial Purchasers and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

               (xii) prior to any public offering of Transfer Restricted Securities, cooperate with, and cause the Subsidiary Guarantors to cooperate with, the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification, or exemption from registration or qualification, of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s) may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that neither the Company nor the Subsidiary Guarantors shall be required to register or qualify as a foreign corporation where they are not now so qualified or to take any action that would subject them to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where they are not now so subject;

               (xiii) shall issue, upon the request of any Holder of First Mortgage Notes covered by the Shelf Registration Statement, Exchange Notes, having an aggregate principal amount equal to the aggregate principal amount of First Mortgage Notes surrendered to the Company by such Holder in exchange for such Exchange Notes or being sold by such Holder; such Exchange Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such First Mortgage Notes, as the case may be; in return, the First Mortgage Notes held by such Holder shall be surrendered to the Company for cancellation;

               (xiv) cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two business days prior to any sale of Transfer Restricted Securities made by such selling Holders or underwriter(s);

               (xv) use their best efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers of such Transfer Restricted Securities or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xii) above:

               (xvi) if any fact or event contemplated by clause (c)(iii)(D) above shall exist or have occurred, and subject to the proviso at the end of Section 4(a) above, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document, incorporated in such documents by reference or file any other required document so that, as subsequently delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

               (xvii) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of the Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with The Depository Trust Company;

               (xviii) cooperate and assist in any filings required to be made with the NASD and in the performance of any reasonable due diligence investigation by any underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD), and use their best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

               (xix) otherwise use their best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to the Company's security holders with regard to the Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the 12-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement;

               (xx) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use their best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

               (xxi) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 and
     Section 15 of the Exchange Act.

          Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) above, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) above, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 above, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) above to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by
Section 6(c)(xvi) above or shall have received notification from the Company that the use of the Prospectus may be resumed.

Section 7. REGISTRATION EXPENSES

          (a) All expenses incident to the Company's or the Subsidiary Guarantors' performance of or compliance with this Agreement will be borne by the Company or the Subsidiary Guarantors, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD)); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, the Subsidiary Guarantors and, subject to Section 7(b) below, the Holders of Transfer Restricted Securities; and (v) all fees and disbursements of independent certified public accountants of the Company and the Subsidiary Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

          The Company will, in any event, bear its and the Subsidiary Guarantors' internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

          (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Latham & Watkins or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

Section 8. INDEMNIFICATION

          (a) The Company and the Subsidiary Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Holder and (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any Holder (any of the persons referred to in this clause (ii) being referred to in this Agreement as a "controlling person") and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any person referred to in clause (i), (ii) or (iii) may be referred to in this Agreement as an "Indemnified Holder"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement to any such document), or any omission or alleged omission to state in any such document a material fact required to be stated in any such document or necessary to make the statements in any such document not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use in any such document.

          In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company or the Subsidiary Guarantors, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company and the Subsidiary Guarantors in writing (provided, however, that the failure to give such notice shall not relieve the Company or the Subsidiary Guarantors of its obligations pursuant to this Agreement). Such Indemnified Holder shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be paid, as incurred, by the Company and the Subsidiary Guarantors (regardless of whether it is ultimately determined that an Indemnified Holder is not entitled to indemnification under this Agreement). The Company and the Subsidiary Guarantors shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all Indemnified Holders, which firm shall be designated by the Holders of a majority in principal amount of the First Mortgage Notes. The Company and the Subsidiary Guarantors shall be liable for any settlement of any such action or proceeding effected with the Company's prior written consent, which consent shall not be withheld unreasonably, and the Company and the Subsidiary

Guarantors agree to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company. The Company and the Subsidiary Guarantors shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought under this Agreement (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

          (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and the Subsidiary Guarantors, and their respective directors, officers, and any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, and the respective officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Company and the Subsidiary Guarantors to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against the Company, the Subsidiary Guarantors or their respective directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company and the Company or its directors or officers or such controlling person shall have the rights and duties given to each Holder by the preceding paragraph. In no event shall the liability of any selling Holder hereunder be greater than the amount by which the amount of the proceeds received by such Holder upon the sale of the Transfer Restricted Securities giving rise to such indemnification obligation exceeds the amount of any damages that such Holder, its directors, officers or controlling persons has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          (c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or Section 8(b) above (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to in such Sections, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Holders on the other hand from their sale of Transfer Restricted Securities or if such allocation is not permitted by applicable law, the relative fault of the Company and the Subsidiary Guarantors on the one hand and of the Indemnified Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company and the Subsidiary Guarantors on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Subsidiary Guarantors or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

          The Company, the Subsidiary Guarantors and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Holder, its directors, officers or controlling persons has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act, shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each of the Holders under this Agreement and not joint.

Section 9. RULE 144A AND RULE 144

          The Company and the Subsidiary Guarantors hereby agree with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale of such Transfer Restricted Securities and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A. The Company and the Subsidiary Guarantors also agree that, if any of them is subject to Section 13 or 15(d) of the Exchange Act, they will make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

Section 10. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

          No Holder may participate in any Underwritten Registration under this Agreement unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled under this Agreement to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

Section 11. SELECTION OF UNDERWRITERS

          The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, however, that such investment bankers and managers must be reasonably satisfactory to the Company.

Section 12. MISCELLANEOUS

          (a) Remedies. The Company and the Subsidiary Guarantors agree that monetary damages (including the additional interest contemplated by this Agreement) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

          (b) No Inconsistent Agreements. The Company and the Subsidiary Guarantors will not, on or after the date of this Agreement, enter into any agreement with respect to their securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions of this Agreement. Except as otherwise described in the Offering Memorandum, neither the Company nor the Subsidiary Guarantors have previously entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders under this Agreement do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date of this Agreement.

          (c) Adjustments Affecting the Notes. The Company the Subsidiary Guarantors will not take any action, or permit any change to occur, with respect to the Notes that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

          (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions of this Agreement may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions of this Agreement that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered.

          (e) Notices. All notices and other communications provided for or permitted under this Agreement shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

               (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

               (ii) if to the Company:

                         Golden Northwest Aluminum, Inc.
                         3313 West Second Street
                         The Dalles, Oregon 97058
                         Telecopier No: (541) 296-6161
                         Attention: Brett Wilcox

                    With a copy to:

                         Stoel Rives LLP
                         Standard Insurance Center
                         900 SW Fifth Avenue, Suite 2300
                         Portland, Oregon 97204
                         Telecopier No.:  (503) 220-2480
                         Attention:  Stephen E. Babson

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

          Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

          (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

          (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of this Agreement.

          (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT OF LAW RULES.

          (j) Severability. In the event that any one or more of the provisions contained in this Agreement, or the application of such provisions in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained in this Agreement shall not be affected or impaired thereby.

          (k) Entire Agreement. This Agreement together with the other Operative Documents (as defined in the Purchase Agreement) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties to this Agreement in respect of the subject matter contained in this Agreement. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to in this Agreement with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       Very truly yours,

                                       GOLDEN NORTHWEST ALUMINUM, INC.



                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:

                                       GOLDENDALE HOLDING COMPANY
                                       GOLDENDALE ALUMINUM COMPANY
                                       NORTHWEST ALUMINUM COMPANY
                                       NORTHWEST ALUMINUM SPECIALTIES, INC.
                                       NORTHWEST ALUMINUM TECHNOLOGIES, LLC



                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:



BANCBOSTON ROBERTSON STEPHENS INC.
LIBRA INVESTMENTS, INC

By: BANCBOSTON ROBERTSON STEPHENS INC.



By:
    -----------------------------------
    Name:
    Title:

                                    EXHIBIT A


                              Subsidiary Guarantors


Goldendale Holding Company

Goldendale Aluminum Company

Northwest Aluminum Company

Northwest Aluminum Specialties, Inc.

Northwest Aluminum Technologies, LLC


                                      A-1